UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 1, 2006 (August 28, 2006)

Verso Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22190	41-1484525

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On August 28, 2006, The Nasdaq Stock Market notified Verso Technologies, Inc. (the "Company") that for the last 30 consecutive business days the bid price for the Company’s common stock, par value $0.01 per share (the “Common Stock”), has closed below the minimum $1.00 per share requirement for continued inclusion of the Common Stock on The Nasdaq Capital Market as required by Marketplace Rule 4310(c)(4) (the “Rule”). In accordance with Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days, or until February 26, 2007, to regain compliance with the Rule. The Company may regain compliance with the Rule if the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days at anytime before February 26, 2007. If compliance with the Rule cannot be demonstrated by February 26, 2007 and, except for the bid price requirement, the Company meets The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c), then the Company will have an additional 180 calendar day compliance period in which to demonstrate compliance with the Rule. If the Company does not regain compliance with the Rule prior to February 26, 2007 and is not eligible for the additional compliance period, then the Nasdaq Stock Market will notify the Company that the Common Stock will be delisted.
     A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     99.1 Press Release dated September 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
and Executive Vice President

Dated:  September 1, 2006

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated September 1, 2006